UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11835 West Olympic Boulevard, Suite 900E Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value	EVGO	Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 2, 2023, EVgo Inc. (“EVgo” or the “Company”) notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not in compliance with the audit committee requirement under Nasdaq Listing Rule 5605(c)(2)(A) solely due to a vacancy on the Audit Committee resulting from the leadership transition described in Item 5.02 of this Current Report on Form 8-K. The Company is evaluating the membership of its Audit Committee and intends to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A) prior to the expiration of the applicable cure period granted under Nasdaq Listing Rule 5605(c)(4)(B).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2023, the Company announced that on August 1, 2023, Ms. Catherine Zoi notified the board of directors (the “Board”) of the Company of her decision to cease serving as Chief Executive Officer of the Company and as a member of the Board, effective on or about November 9, 2023 (the “Effective Date”). Ms. Zoi’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including the Company’s accounting principles and practices and internal controls. Ms. Zoi will continue to be a full-time employee as a strategic advisor following the Effective Date through December 31, 2023 (the “Transition Period” ending on the “Separation Date”) in order to facilitate an orderly transition in the Company’s leadership structure.

On August 1, 2023, Ms. Zoi entered into a transition agreement with the Company and certain of its affiliates (the “Transition Agreement”) that sets forth the terms of her transition and separation. During the Transition Period, Ms. Zoi will provide the transition services set forth on a schedule to her Transition Agreement and continue to receive her compensation and benefits in accordance with the terms as then in effect.

Under the Transition Agreement, on the Separation Date, and subject to Ms. Zoi (i) executing and not revoking the general release of claims attached to the Transition Agreement, (ii) complying with the terms of the Transition Agreement, including remaining in continuous service throughout the Transition Period, and (iii) continuing to comply with Sections 7 through 23 of the employment agreement by and between the Company, one of the Company’s affiliates and Ms. Zoi dated January 15, 2020, Ms. Zoi will be entitled to receive the following benefits: (a) Ms. Zoi’s unvested incentive units in EVgo Management Holdings, LLC (“Management Holdings”), an affiliate of the Company, that vest solely based on “Time Vesting” (as described in the Transition Agreement) will vest on January 16, 2024, (b) Ms. Zoi shall be deemed to have remained in continuous employment with the Company or its affiliates through April 30, 2024, for purposes of vesting, settlement, and exercisability of her outstanding Company restricted stock units (“RSUs”) and Company stock options, (c) Ms. Zoi’s unvested incentive units in Management Holdings that vest based on “Sale Vesting” (as described in the Transition Agreement) will remain eligible to vest upon the consummation of a Sale of the Company (as defined in the Transition Agreement) for a period of six months following the Separation Date and (d) all of Ms. Zoi’s vested incentive units and Class B common units in Management Holdings and its affiliates will remain subject to the repurchase provisions contained in their respective agreements, except that these units may not be repurchased with a promissory note. In addition, Ms. Zoi will be eligible to receive an amount of her 2023 cash bonus (as determined by the Board in accordance with the method and manner in which the Board determines 2023 cash bonuses for the Company’s other senior executives), which will be paid at the same time that annual bonuses are generally payable to the Company’s other senior executives.

The description of the Transition Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Transition Agreement filed herewith as Exhibit 10.1.

On August 2, 2023, the Company also announced that on August 1, 2023, the Board appointed Mr. Badar Khan as its Chief Executive Officer, effective as of the Start Date (as defined below).

Mr. Khan, age 52, has served on the Board since May 2022. Since November 2022, he has served as a Senior Advisor with Global Infrastructure Partners, a leading independent infrastructure fund manager. Previously, from April 2017 to June 2022, he held several roles with National Grid, a multinational electricity and gas utility company, including President at National Grid US from November 2019 to June 2022, during which he led the company’s core U.S. business operations, including the provision of electricity, natural gas and clean energy solutions to over 20 million people across Massachusetts, New York and Rhode Island. From April 2017 to November 2019, he was the President of National Grid Ventures, a global portfolio of large-scale competitive energy projects — including electricity interconnectors, onshore wind and solar generation, competitive electricity transmission, and LNG storage — and oversaw the creation of National Grid Partners, the company’s venture capital and innovation arm. Mr. Khan previously worked at Centrica plc, a multinational energy and services company, for 14 years in the UK and U.S., including from 2013 to 2017 as Chief Executive Officer of Direct Energy, the North American subsidiary that provides electricity, natural gas and home services. Prior to that, he was an officer of a start-up private retail energy company in the U.S. and also worked in management consulting with Deloitte Consulting. Mr. Khan has served on the board of directors of CRH plc, a manufacturer and supplier of building materials, since October 2021. He has a degree in engineering from Brunel University in London and an MBA from the Wharton School of the University of Pennsylvania.

On August 1, 2023, Mr. Khan entered into an employment agreement with EVgo Services LLC, an affiliate of the Company (the “Employment Agreement”) pursuant to which Mr. Khan will serve as Chief Executive Officer beginning immediately following the Effective Date (such date, the “Start Date”), and will terminate on the earliest to occur of Mr. Khan’s (i) resignation with or without “good reason,” (ii) death or “disability” or (iii) termination at any time (with or without “cause”), as such terms are defined in the Employment Agreement. Under the Employment Agreement, Mr. Khan will receive an annual base salary of $550,000 (with such amount for 2023 prorated for the period of time in which he is employed during 2023) and will be eligible for a target annual bonus based on a target bonus opportunity of 100% of Mr. Khan’s annual base salary (up to a maximum of 150% of Mr. Khan’s annual base salary) (with such amounts for 2023 prorated for the period of time he is employed during 2023), and as may be otherwise approved or changed by the Board) based upon Mr. Khan’s performance and the achievement of certain objectives of EVgo Services LLC as determined by the Board.

As soon as reasonably practicable following the Start Date, Mr. Khan will also receive a one-time equity grant under the Company’s 2021 Long Term Incentive Plan (the “LTIP”) with a value of $6,000,000 on the grant date, with the number of shares based on the volume-weighted average price per share of Stock (as defined in the LTIP) for the twenty consecutive trading days preceding August 1, 2023 (such price, the “20-Day VWAP”), with such number rounded to the nearest whole unit. 50% of the one-time equity grant will be in the form of time-based RSUs subject to a three-year vesting schedule, with one-third vesting on each of the first three anniversaries of the grant date, subject to Mr. Khan’s continued employment through each vesting date. The remaining 50% of the one-time equity grant will be in the form of performance-based restricted stock units (“PSUs”). The PSUs are divided into three equal tranches. Each tranche is subject to both a time condition and a performance condition, with the time condition being satisfied in three equal installments on each of the first three anniversaries of the date of grant and the performance condition being satisfied subject to the Company achieving a target share price (tranche one is $6 per share, tranche two is $8 per share and tranche three is $10 per share, in each case calculated on a twenty-day volume-weighted average price per share of Stock at any time during the performance period by no later than the fifth anniversary of the grant date, and in each case subject to Mr. Khan’s continued employment through the satisfaction of both the time condition and the performance condition, respectively).

As soon as reasonably practicable following the Start Date, Mr. Khan will also receive an additional equity grant (which will consist 60% of RSUs and 40% of Company stock options) under the LTIP with terms consistent with awards to the Company’s other senior executives. The additional equity grant will have a value of $4,000,000 (with such value prorated for the period of time in which Mr. Khan is expected to be employed during 2023), with (i) the number of shares underlying the RSUs based on the 20-Day VWAP, (ii) the strike price of the Company stock options based on the greater of the 20-Day volume-weighted average price preceding the grant date and the closing price of the Stock on the grant date, and (iii) the number of shares underlying the Company stock option being based on the Black Scholes value on the grant date.

Additionally, Mr. Khan will be eligible to participate in all employee benefit programs for which the Company’s senior executive employees are generally eligible during the term of his employment.

In connection with his commencing employment as Chief Executive Officer, Mr. Khan is expected to enter into a participation agreement under the Company’s Executive Change in Control and Severance Plan, adopted in March 2023 (the “Change in Control Plan”). Pursuant to the Change in Control Plan, in the event that, within the period beginning on the date that is three months prior to a “change in control” and ending on the date that his twelve months following such change in control, Mr. Khan’s employment is terminated either by Mr. Khan for “good reason,” or by EVgo Services LLC other than for “cause,” death or “disability” (as such terms are defined in the Change in Control Plan), Mr. Khan is expected to be eligible to receive the following benefits, provided he timely signs and does not revoke a separation agreement and release of claims in the Company’s favor and otherwise complies with the terms of the Change in Control Plan: (i) cash severance payments equal to 200% of the sum of his base salary and target bonus, (ii) full acceleration of time-based Company equity awards, and pro rata acceleration of performance-based Company equity awards based on target performance and (iii) payment of the employer-portion of the premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for continued medical coverage for up to 18 months for Mr. Khan and his eligible dependents. If any of the amounts provided for under the Change in Control Plan or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and could be subject to the related excise tax, Mr. Khan would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him.

Under the Employment Agreement, if Mr. Khan’s employment is terminated without cause or he resigns for good reason, then, subject to him signing and delivering a release of claims in the form attached to the Employment Agreement (the “Release”) and satisfying the other terms and conditions set forth in the Employment Agreement, Mr. Khan will be entitled to receive the following severance benefits: (i) an amount equal to 12 months’ base salary and target annual bonus, paid over the 18 months following such termination of employment in accordance with regular payroll practices, (ii) an amount equal to his target annual bonus for the year of termination prorated based on the number of full months he was employed during the year of termination and (iii) payment of the employer-portion of COBRA premiums for continued medical coverage for Mr. Khan and his eligible dependents for 12 months, or if such benefit cannot be provided without violating applicable law, a lump sum payment equal to the aggregate amount of such premium payments. Mr. Khan will not be entitled to receive the benefits in this paragraph if he is eligible to receive the benefits under the Change in Control Plan.

In addition, if prior to the Start Date, (i) the Board determines that Mr. Khan has engaged in any activity that would constitute cause or that could otherwise bring financial or reputational harm or damage to Mr. Khan or EVgo Services LLC, the Employment Agreement shall be void, and there will be no further obligations to Mr. Khan under the Employment Agreement (except as provided below), and (ii) the Board determines that it is not in the best interests of the Company for Mr. Khan to commence employment other than for a reason enumerated in subclause (i) of this sentence or due to Mr. Khan’s death or disability, then, subject to Mr. Khan timely executing the Release, Mr. Khan will receive an amount equal to 100% of the sum of his annual base salary and annual target bonus, payable in regular installments for 12 months following the date of the Board determination, provided Mr. Khan shall continue to be bound by the non-solicitation and confidential information and work product restrictions in the Employment Agreement, and summarized in the next paragraph.

The Employment Agreement prohibits Mr. Khan from competing with the Company or its affiliates during the term of his employment and continuing for a period of 12 months following any termination of employment or soliciting any customers or employees during the term of his employment and continuing for a period of eighteen months following any termination of employment. Under the Employment Agreement, Mr. Khan also agrees not to disclose any confidential information regarding the Company or its affiliates at any time and that all work product developed by him during the term of his employment, the intellectual property of the Company or its affiliates.

The description of the Employment Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Employment Agreement filed herewith as Exhibit 10.2.

There is no arrangement or understanding between Mr. Khan and any other person pursuant to which Mr. Khan has been appointed as Chief Executive Officer. There are no family relationships between Mr. Khan and any of the Company’s other directors or executive officers, and Mr. Khan is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Executive Officer, Mr. Khan has been removed effective as of August 1, 2023, from the Audit Committee, the Nominating and Governance Committee and the Compensation Committee, which he chaired. Peter Anderson has been appointed chair of the Compensation Committee following Mr. Khan’s removal.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s plans to regain compliance with the Nasdaq Listing Rules. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on EVgo’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to, EVgo’s ability to make changes to its board and committee composition to regain compliance with the Nasdaq Listing Rules. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that EVgo files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and EVgo undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the leadership transition and related matters is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

10.1†	Transition Agreement, dated August 1, 2023, between EVgo Inc., EVgo Services LLC, EVgo Holdings, LLC, EVgo Management Holdings, LLC and Catherine Zoi.
10.2†	Employment Agreement, dated August 1, 2023, between EVgo Services LLC and Badar Khan.
99.1	Press Release issued by EVgo Inc. on August 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

Date: August 2, 2023	By:	/s/ Francine Sullivan
	Name:	Francine Sullivan
	Title:	Chief Legal Officer and Secretary